                           SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  Confidential, for Use of the
     Commission Only (as Permitted by
     Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                                DTM Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

Notes:

[LOGO OF DTM]





April 21, 2000

Dear Shareholder:

You are cordially invited to attend the 2000 Annual Meeting of Shareholders of DTM Corporation, which will be held at the Company's corporate and manufacturing offices at 1611 Headway Circle, Building Two, Austin, Texas on Wednesday, May 17, 2000 at 1:00 p.m. (Central Daylight Time).

Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.

After careful consideration, the Company's Board of Directors has unanimously approved the proposals set forth in the Proxy Statement and recommends that you vote in favor of each such proposal and for each of the directors nominated for election to the Company's Board of Directors.

In order for us to have an efficient meeting, please sign, date and return the enclosed proxy promptly in the accompanying reply envelope. If you are able to attend the annual meeting and wish to change your proxy vote, you may do so simply by voting in person at the annual meeting.

We look forward to seeing you at the meeting.

Sincerely,


/s/ John S. Murchison, III

John S. Murchison, III
President and Chief Executive Officer


  ------------------------------------------------------------------------------

                            YOUR VOTE IS IMPORTANT

  In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope. No postage needs to be affixed if mailed in the United States.

  ------------------------------------------------------------------------------

                                DTM CORPORATION
                              1611 Headway Circle
                                 Building Two
                              Austin, Texas 78754

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 17, 2000

TO THE SHAREHOLDERS OF DTM CORPORATION:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of DTM Corporation, a Texas corporation (the "Company"), will be held on Wednesday, May 17, 2000, at 1:00 p.m. (Central Daylight Time) at the Company's corporate and manufacturing offices at 1611 Headway Circle, Building Two, Austin, Texas, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

     1. To elect five (5) directors to the Company's Board of Directors to serve until the next annual meeting of the Company's Board of Directors or until their respective successors are duly elected and qualified;

     2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2000; and

     3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Only shareholders of record at the close of business on April 12, 2000 are entitled to notice of and to vote at the Annual Meeting. The stock transfer books of the Company will remain open between the record date and the date of the meeting. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company.

     All shareholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                 Sincerely,

                                 /s/ Geoffrey W. Kreiger
                                 Geoffrey W. Kreiger
                                 Secretary
Austin, Texas
April 21, 2000

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE, AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                DTM CORPORATION
                              1611 Headway Circle
                                 Building Two
                              Austin, Texas 78754

                                ---------------

                                PROXY STATEMENT
                    FOR THE ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MAY 17, 2000

                                ---------------

General

     The enclosed proxy (the "Proxy") is solicited on behalf of the Board of Directors (the "Board") of DTM Corporation, a Texas corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on Wednesday, May 17, 2000 (the "Annual Meeting"). The Annual Meeting will be held at 1:00 p.m. (Central Daylight Time) at the Company's corporate and manufacturing offices at 1611 Headway Circle, Building Two, Austin, Texas. These proxy solicitation materials were mailed on or about April 21, 2000, to all shareholders entitled to vote at the Annual Meeting.

Voting

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. On April 12, 2000, the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting, 7,027,631 shares of the Company's common stock, par value $0.0002 per share ("Common Stock"), were issued and outstanding. No shares of the Company's preferred stock, par value $0.001 per share, were issued and outstanding. Each shareholder is entitled to one vote for each share of Common Stock held by such shareholder on April 12, 2000. Shareholders may not cumulate votes in the election of directors.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. In the election of directors, the five candidates receiving the highest number of affirmative votes will be elected.

Principal Holders of Securities

     On June 11, 1999, the Company repaid a shareholder liability of approximately $909,000 to an affiliate of Proactive Finance Group, LLC ("Proactive"). Immediately after the transaction, this shareholder owned approximately 50.3% of the outstanding capital stock of the Company.

Proxies

     If the enclosed form of Proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the Proxy does not specify how the shares represented thereby are to be voted, the Proxy will be voted "FOR" the election of each director proposed by the Board unless the authority to vote for the election of such director is withheld. You may revoke or change your Proxy at any time before the Annual Meeting by filing with the Secretary of the Company at the Company's principal executive offices at 1611 Headway Circle, Building Two, Austin, Texas 78754, a notice of revocation or another signed Proxy with a later date. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

Solicitation

     The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional solicitation materials furnished to the shareholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

                  MATTERS TO BE CONSIDERED AT ANNUAL MEETING

                      PROPOSAL ONE: ELECTION OF DIRECTORS
                      -----------------------------------

General

     Five directors are proposed to be elected at the Annual Meeting, all of whom currently are directors of the Company. Each director will serve until the next annual meeting of shareholders or until his successor is duly elected and qualified. The Bylaws of the Company provide for a Board of Directors of not less than three directors, with the number of directors that shall constitute the Board of Directors being determined from time to time by resolution of the Board of Directors (provided that no decrease in the number of directors that would have the effect of shortening the term of an incumbent director may be made by the Board of Directors). Furthermore, the Bylaws provide that vacancies on the Board of Directors may be filled by election at an annual or special meeting of the shareholders called for such purpose or by the affirmative vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum.

     The nominees for election each have agreed to serve if elected, and management has no reason to believe that such nominee will be unavailable to serve. The persons named in the accompanying Proxy may act with discretionary authority to vote for a new management nominee should any nominee named in this Proxy Statement become unavailable for election, although management is unaware of any circumstances likely to render any nominee unavailable for election. Unless otherwise instructed, the proxy holders will vote the Proxies received by them FOR the nominees named below.

     The Amended and Restated Articles of Incorporation of the Company do not permit cumulative voting. A plurality of the votes of the holders of the outstanding shares of Common Stock of the Company represented at the Annual Meeting at which a quorum is present will elect all five directors.

Nominees for Director

     The following table sets forth the name, age (as of April 21, 2000) and current position with the Company of each person who is a nominee for election as a director of the Company.

Name                       Age     Director Since
----                       ---     --------------
Lawrence Goldstein         37      1999
Anthony Mariotti           39      1999
John S. Murchison, III     59      1996
Thomas G. Ricks            47      1988
James B. Skaggs            62      1999

     LAWRENCE GOLDSTEIN has served as a director of the Company since February 1999. Mr. Goldstein joined Seed Capital Partners, a venture capital firm, as Vice President in May 1994 and assumed the position of President in July 1998. In addition, he has been a principal of Proactive Finance Group, LLC since its inception in August 1997. Mr. Goldstein serves as a member of the Compensation Committee of the Board of Directors.

     ANTHONY MARIOTTI has served as a director of the Company since February 1999. Since August 1997, Mr. Mariotti has served as the Managing Member of Proactive Finance Group, LLC. Prior to that, he served as the interim Chief Financial Officer and Chief Operating Officer of Skipstone, Inc. from April 1996 until July

1997. From August 1991 until April 1996, Mr. Mariotti was an independent financing and business advisor. Mr. Mariotti serves as a member of the Compensation Committee of the Board of Directors.

     JOHN S. MURCHISON, III joined the Company as Chief Executive Officer and President in September 1990. He was a director of the Company from September 1990 through September 1993 and currently serves as a director, having been again elected as a member of the Board of Directors in March 1996.

     THOMAS G. RICKS has served as a director of the Company since May 1988. From August 1991 to March 1996, Mr. Ricks served as Chairman of the Board of the Company. Since March 1996, he has served as President and Chief Executive Officer of The University of Texas Investment Management Company, a non-profit corporation engaged exclusively in providing investment management services to the Board of Regents of The University of Texas, a minority shareholder in the Company. From August 1992 through February 1996, Mr. Ricks served as Vice Chancellor-Asset Management of The University of Texas. Mr. Ricks serves as a member of the Audit and Ethics Committee of the Board of Directors. Mr. Ricks is also a director of the Newfield Exploration Company, a publicly-held oil and gas company engaged in the exploration, development and acquisition of oil and gas properties located primarily in the Gulf of Mexico.

     JAMES B. SKAGGS has served as a director of the Company since February 1999. In June 1998, Mr. Skaggs retired from Tracor, Inc., a publicly-held defense electronics and information systems company, where he had served as President, Chief Executive Officer and Chairman of the Board since March 1990. Mr. Skaggs serves as a member of the Audit and Ethics and the Compensation Committees of the Board of Directors. Mr. Skaggs is also a director of Alamo Group Inc., a publicly-held vegetation maintenance equipment manufacturing company.

Executive Officers Who Are Not Nominees

          KEVIN MCALEA, PH.D. (age 41) has served as the Company's Vice President, Marketing and Business Development since April 1997. He was the Company's Director of Materials and Process Development from March 1993 to April 1997.

          GEOFFREY W. KREIGER (age 50) has served as the Company's Vice President, Finance since March 1998 and as its Vice President, Controller, Treasurer and Secretary since December 1997. Prior to joining the Company, Mr. Kreiger was the Executive Vice President of the Austin Software Foundry, an information technology consulting company, from July 1996 to December 1997. From September 1995 until June 1996, Mr. Kreiger was an independent financial consultant. From October 1988 until September 1995, he was employed at Datamarine International, Inc. in various positions, including Chief Financial Officer and President of the Datamarine Business Unit and also served as a director.

Board Committees and Meetings

     The Board of Directors held ten meetings during the fiscal year ended December 31, 1999 (the "1999 Fiscal Year"). No incumbent director failed to attend or participate in at least 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors held during the period for which he has been a director and (ii) the total number of meetings held by all committees of the Board on which such director served during the 1999 Fiscal Year.

     The Board of Directors has the following standing committees: Audit and Ethics Committee and Compensation Committee. The Board of Directors does not have a Nominating Committee.

     The Audit and Ethics Committee currently consists of two directors, Messrs. Ricks and Skaggs, and is primarily responsible for approving the services performed by the Company's independent auditors and reviewing the auditors' reports regarding the Company's accounting practices and systems of internal accounting controls. During the 1999 Fiscal Year, the Audit and Ethics Committee reviewed and discussed the audited financial statements with management and discussed with the independent auditors the matters required by SAS 61 and the independence of the auditors. Based on its review of the above items, the Audit and Ethics Committee recommended to management that the Company's audited financial statements be included in the Company's

Annual Report. The Audit and Ethics Committee held three meetings during the 1999 Fiscal Year. The Board of Directors has adopted a written charter for the Audit and Ethics Committee.

     The Compensation Committee currently consists of three directors, Messrs. Goldstein, Mariotti and Skaggs, and is primarily responsible for reviewing and approving the Company's general compensation policies and for setting compensation levels for the Company's executive officers. The Compensation Committee also has the authority to administer the Company's equity incentive and bonus plans, including the Company's Equity Appreciation Plan, the Company's 1996, 1998 and 1999 Stock Option Plans and the Company's Management Incentive Plan. The Compensation Committee held three meetings during the 1999 Fiscal Year.

Director Compensation

     In March 1996, the Company instituted a program under which its non-employee, non-affiliated directors are paid an annual retainer of $15,000, a meeting fee of $1,000 for each board meeting attended and a committee fee of $800 for each committee meeting attended. The Company permits directors to defer all or part of their compensation. Non-employee, non-affiliated directors whose service on the Board of Directors commenced after the fiscal year ended December 31, 1998 are not eligible to receive compensation under this program. Accordingly, the only director who is eligible to receive compensation is Mr. Ricks. Mr. Ricks' compensation is payable to The University of Texas Investment Management Company. Mr. Ricks' fees have been accumulated but pursuant to Mr. Ricks' request have not been paid. Mr. Ricks reserves the right to request payment of these deferred fees at any time, although he has informed the Company that he has no present intention to make such a payment request.

     Under the Company's 1999 Stock Incentive Plan, non-employee Board members receive option grants at periodic intervals under the Automatic Option Grant Program of that plan and also receive discretionary option grants under the Discretionary Option Grant Program of such plan.

     Under the Automatic Option Grant Program of the 1999 Stock Incentive Plan, at each Annual Shareholder's Meeting each individual who is to continue to serve as a non-employee Board member will receive an option grant for 5,000 shares of Common Stock, whether or not such individual has been in the prior employ of the Company. The shares subject to each annual 5,000-share grant will vest upon the optionee's completion of one year of Board service measured from the grant date.

     Messrs. Goldstein and Mariotti informed the Company that they waive their rights to receive option grants under the 1999 Stock Incentive Plan or any other director compensation for so long as DTM Acquisition Company, L.P. ("DTMAC") holds at least a 20% interest in the Company. Mr. Ricks has also informed the Company that he waives his right to receive option grants under the 1999 Stock Incentive Plan.

Recommendation of the Board of Directors Regarding Proposal One

     The Board believes that the election of the persons listed above as directors of the Company is in the best interests of the Company and its shareholders. The Board of Directors therefore recommends that the shareholders vote "FOR" the election of the nominees listed above.

              PROPOSAL TWO: RATIFICATION OF INDEPENDENT AUDITORS
              --------------------------------------------------

     The Board of Directors has appointed the firm of Ernst & Young LLP, independent public auditors for the Company during the 1999 Fiscal Year, to serve in the same capacity for the fiscal year ending December 31, 2000, and is asking the shareholders to ratify this appointment. The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required to ratify the selection of Ernst & Young LLP. Unless otherwise instructed, the proxy holders will vote the Proxies received by them FOR the ratification of Ernst & Young LLP as the independent auditors of the Company.

     In the event the shareholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its shareholders.

     A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Recommendation of the Board of Directors Regarding Proposal Two

     The Board of Directors recommends that the shareholders vote "FOR" the ratification of the selection of Ernst & Young LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 2000.

                                 OTHER MATTERS

     The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

                   BENEFICIAL OWNERSHIP OF DTM COMMON STOCK

     The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of April 12, 2000, by (i) all persons who are beneficial owners of 5% or more of the Company's Common Stock, (ii) each director and nominee for director, (iii) the executive officers named in the Summary Compensation Table of the section of this Proxy Statement entitled "Executive Compensation and Other Information" and
(iv) all current directors and executive officers as a group. Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.

                                                            Shares Beneficially         Percentage of Shares
                      Beneficial Owner                             Owned               Beneficially Owned (1)
-------------------------------------------------------------------------------------------------------------------
DTM Acquisition Company, L.P. (2)
221 West 6th Street, Suite 1520
Austin, Texas  78701........................................     3,509,357                    49.94%
Lawrence Goldstein (3)......................................            --                     *
John S. Murchison, III (4)..................................       194,278                     2.69
Geoffrey W. Kreiger (5).....................................        43,750                     *
Anthony Mariotti (6)........................................     3,509,357                    49.94
Kevin McAlea, Ph.D. (7).....................................        77,957                     1.10
Thomas G. Ricks.............................................            --                     *
James B. Skaggs (8).........................................         8,000                     *
All current directors and executive officers as
a group (7 persons) (9).....................................     3,833,342                    52.17

--------------------
* Less than one percent.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to stock options which are currently exercisable or will become exercisable within 60 days after April 12, 2000 are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group.

(2) Based on Schedule 13D/A of Proactive as filed with the Securities and Exchange Commission on June 25, 1999.

(3) Mr. Goldstein is a limited partner in Proactive-DTM, L.P. ("Pro-DTM"), which is the general partner of DTM Acquisition Company, L.P. ("DTMAC"). Mr. Goldstein is also a limited partner in DTMAC. Mr. Goldstein disclaims beneficial ownership of the shares held by DTMAC.

(4) Includes 190,278 shares of Common Stock issuable upon the exercise of option grants which will become exercisable within 60 days after April 12, 2000.

(5) Represents 43,750 shares of Common Stock issuable upon the exercise of option grants which will become exercisable within 60 days after April 12, 2000.

(6) Includes only shares owned by DTMAC. Mr. Mariotti is the managing member of Proactive, which is the general partner of Pro-DTM, which is the general partner of DTMAC. Mr. Mariotti is also a limited partner in Pro-DTM and DTMAC. Mr. Mariotti disclaims beneficial ownership of the shares held by DTMAC, except to the extent of his pecuniary interest in them arising from his ownership interests in Proactive, Pro-DTM and DTMAC. Mr. Mariotti's address is c/o Proactive Finance Group, LLC, 221 West 6th Street, Suite 1520, Austin, Texas 78701.

(7) Represents 77,957 shares of Common Stock issuable upon the exercise of option grants which will become exercisable within 60 days after April 12, 2000.

(8) Represents 8,000 shares of Common Stock issuable upon the exercise of option grants which will become exercisable within 60 days after April 12, 2000. Mr. Skaggs is a limited partner in DTMAC. Mr. Skaggs disclaims beneficial ownership of the shares held by DTMAC.

(9) Includes 3,509,357 shares owned by DTMAC, of which Messrs. Goldstein, Mariotti and Skaggs each disclaims beneficial ownership. Also includes 319,985 shares issuable upon the exercise of stock options which will become exercisable within 60 days after April 12, 2000.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

     The following table provides certain summary information concerning the compensation earned by the Company's Chief Executive Officer and each of the two other most highly compensated executive officers of the Company whose annual salary and bonus for the 1999 Fiscal Year was in excess of $100,000 for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended December 31, 1997, 1998 and 1999. No other executive officer who would have otherwise been includable in such table on the basis of salary and bonus earned for the 1999 Fiscal Year has been excluded by reason of his or her termination of employment or change in executive status during that year. The listed individuals shall be hereinafter referred to as the "Named Officers."

                           SUMMARY COMPENSATION TABLE

                                                                                                      Long-Term Compensation
                                                         Annual Compensation                                    Awards
                                           -------------------------------------------------------------------------------------
  Name and Principal                                                        Other Annual         Securities Underlying
    Position                   Year         Salary            Bonus          Compensation           Options/SARs (1)
--------------------------------------------------------------------------------------------------------------------------------
John S. Murchison, III         1999         $170,000        $109,480               --              85,000
  President and Chief          1998          170,000              --               --              50,000
  Executive Officer            1997          157,500              --               --              25,000

Kevin McAlea, Ph.D.            1999          135,000        $ 62,100               --              85,000
  Vice President,              1998          135,000              --               --              25,000
  Marketing and                1997          105,833              --               --              15,000
  Business Develop-ment

Geoffrey W. Kreiger (2)        1999          106,667        $ 50,600               --              85,000
  Vice President,              1998           90,000              --               --              20,000
  Finance, Controller,         1997              938              --               --                  --
  Treasurer and
  Secretary

--------------------

(1)  Consists of stock options under the 1996, 1998 and 1999 Stock Option Plans.

(2)  Mr. Kreiger commenced employment with the Company in December 1997.

Stock Options and Stock Appreciation Rights

     The following table contains information concerning the stock options granted to the Named Officers during the 1999 Fiscal Year. The stock option grants were made under the Company's 1996 Stock Option Plan, 1998 Stock Option Plan or 1999 Stock Option Plan, as indicated. No stock appreciation rights were granted to the Named Officers during the 1999 Fiscal Year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                    Potential Realizable Value
                                                                                                     at Assumed Annual Rates
                                                                                                    of Stock Price Appreciation
                                                Individual Grants                                        for Option Term (1)
                          --------------------------------------------------------------------    ------------------------------
                                         % of Total
                           Number of      Options                       Market
                          Securities     Granted to                    Price on
                          Underlying      Employees     Exercise or     Date of
                           Options        in Fiscal     Base Price       Grant      Expiration
        Name              Granted (#)        Year        ($/Sh)(2)        ($)          Date         5% ($)             10% ($)
----------------------    -----------    -----------    -----------    ---------    ----------    ------------      ------------
John S. Murchison, III     25,000(3)        6.54%           1.25          1.25       03/16/09       19,652.96         49,804.45
                           50,000(4)       13.07%           1.25          1.25       03/16/09       39,305.91         99,608.90
                           10,000(5)        2.61%           1.47          1.47       05/24/09        9,244.75         23,428.01
Kevin McAlea, Ph.D.        25,000(3)        6.54%           1.25          1.25       03/16/09       19,652.96         49,804.45
                           50,000(4)       13.07%           1.25          1.25       03/16/09       39,305.91         99,608.90
                           10,000(5)        2.61%           1.47          1.47       05/24/09        9,244.75         23,428.01
Geoffrey W. Kreiger        25,000(3)        6.54%           1.25          1.25       03/16/09       19,652.96         49,804.45
                           50,000(4)       13.07%           1.25          1.25       03/16/09       39,305.91         99,608.90
                           10,000(5)        2.61%           1.47          1.47       05/24/09        9,244.75         23,428.01

__________________

(1) There can be no assurance provided to any executive officer or other holder of the Company's securities that the actual stock price appreciation over the ten-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from those option grants which were made to the Named Officers with an exercise price equal to the fair market value of the option shares on the grant date.

(2) The exercise price may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date or in any other manner authorized by the Plan Administrator of the 1996, 1998 and 1999 Stock Option Plans, as the case may be, pursuant to which the options were granted.

(3) Each option under the 1996 Stock Option Plan becomes exercisable for 35% of the shares upon the optionee's completion of one year of service measured from the grant date, 35% of the shares upon the second anniversary of such grant date and the remaining 30% of the shares on the third anniversary of such grant date. In the event of certain changes in the ownership or control of the Company pursuant to which the holders of the Company's outstanding securities immediately prior to such transaction do not control more than 70% of the successor corporation's outstanding voting securities following such transaction or in the event that, over a period of two years, there is a change in the majority of the Board by reason of one or more proxy contests for the election of Board members, the option will automatically accelerate and become exercisable in full.

(4) Each option under the 1998 Stock Option Plan becomes exercisable for 35% of the shares upon the optionee's completion of one year of service measured from the grant date, 35% of the shares upon the second anniversary of such grant date and the remaining 30% of the shares on the third anniversary of such grant date. In the event of certain changes in the ownership or control of the Company pursuant to which the holders of the Company's outstanding securities immediately prior to such transaction do not control more than 70% of the successor corporation's outstanding voting securities following such transaction or in the event that, over a period of two years, there is a change in the majority of the Board by reason of one or more proxy contests for the election of Board members, the option will automatically accelerate and become exercisable in full except to the extent such option is to be assumed by the successor entity or otherwise continued in effect. Should the optionee's service be terminated, whether by the Company other than for cause or pursuant to a resignation by the optionee for good reason, within eighteen (18) months following a change in ownership or control of the Company in which such option does not otherwise accelerate, the option shall become exercisable in full.

(5) Each option under the 1999 Stock Option Plan becomes exercisable for 35% of the shares upon the optionee's completion of one year of service measured from the grant date, 35% of the shares upon the second anniversary of such grant date and the remaining 30% of the shares on the third anniversary of such grant date. In the event of certain changes in the ownership of control of the Company pursuant to which the holders of the Company's outstanding securities immediately prior to such transaction do not control more than 50% of the successor corporation's outstanding voting securities following such transaction or in the event that, over a period of two years, there is a change in the majority of the Board by reason of one or more proxy contests for the election of Board members, the option will automatically accelerate and become exercisable in full except to the extent such option is to be assumed by the successor entity or otherwise continued in effect. Should the optionee's service be terminated, whether by the Company and other than for cause or pursuant to a resignation by the optionee for good reason, within eighteen (18) months following a change in ownership or control of the Company in which such option does not otherwise accelerate, the option shall become exercisable in full.

Aggregated Option\SAR Exercises and Fiscal Year-End Values


          The following table provides information, with respect to the Named Officers, concerning the unexercised options held by them at of the end of the 1999 Fiscal Year. None of the Named Officers exercised any stock options or stock appreciation rights during the 1999 Fiscal Year.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                          Number of Unexercised
                                                Options at                    Value of Unexercised in-the-Money
                                                 FY-End(#)                          Options at FY-End ($)(1)
                                   ----------------------------------      ----------------------------------------
Name                                 Exercisable      Unexercisable           Exercisable           Unexercisable
--------------------------         --------------    ----------------      -------------------    -----------------
John S. Murchison, III                    135,528             125,000                       $0              $19,050
Kevin McAlea, Ph.D.                        34,957             105,750                        0               19,050
Geoffrey W. Kreiger                         7,000              98,000                        0               19,050

_____________

(1) Based upon the market price $1.50 per share, determined on the basis of the mean of the high and low prices per share of Common Stock on the Nasdaq SmallCap Market on the last day of the 1999 Fiscal Year, less the option exercise price payable per share.

Employment Contracts, Termination of Employment and Change in Control
Arrangements

          On October 28, 1997, the Company and John S. Murchison, III entered into a severance agreement that will take effect in the event that Mr. Murchison's employment should ever be terminated without cause by the Company. In such event, the severance agreement provides that the Company will continue to pay Mr. Murchison's base salary for one year after the date of the termination of his employment without cause. Furthermore, the severance agreement provides that Mr. Murchison shall not compete with the Company for a period of one year after the date of the termination of his employment.

          The Company does not have any existing employment agreements with any other executive officer.

          The Plan Administrator of the 1999 Incentive Plan has the authority to provide for accelerated vesting of the shares of Common Stock subject to any outstanding options held by the Chief Executive Officer or any other executive officer or any unvested shares actually held by such individual, including options granted or shares issued under the 1996 and 1998 Stock Option Plans, in connection with certain changes in control or ownership of the Company or the termination of the officer's employment following such event.

Compensation Committee Interlocks and Insider Participation

          The Compensation Committee of the Company's Board of Directors currently consists of Messrs. Goldstein, Mariotti and Skaggs. None of these individuals was an officer or employee of the Company at any time during the 1999 Fiscal Year or at any other time.

          No current executive officer of the Company has ever served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

Board Compensation Committee Report on Executive Compensation

          It is the duty of the Compensation Committee to review and determine the salaries and bonuses of executive officers of the Company, including the Chief Executive Officer, and to establish the general compensation policies for such individuals. The Compensation Committee also administers the Management Incentive Plan and has the authority to make discretionary option grants to the Company's executive officers under the Company's stock option plans.

          The Compensation Committee believes that the compensation programs for the Company's executive officers should reflect the Company's performance and the value created for the Company's shareholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company and should reward individual contribution to the Company's success. The Compensation Committee has reviewed and is in accord with the compensation paid to executive officers in the 1999 Fiscal Year.

          General Compensation Policy

          The fundamental policy of the Compensation Committee is to provide the Company's executive officers with competitive compensation opportunities based upon their contribution to the development and financial success of the Company and their personal performance. It is the Compensation Committee's objective to have a portion of each executive officer's compensation contingent upon the Company's performance as well as upon such executive officer's own level of performance. Accordingly, the compensation package for each executive officer is comprised of three elements: (i) base salary; (ii) bonus which reflects both individual performance and the performance of the Company which, together with base salary, is designed primarily to be competitive with salary and bonus levels in the industry; and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officer and the Company's shareholders.

          Factors

          The principal factors that were taken into account in establishing each executive officer's compensation package for the 1999 Fiscal Year are described below. However, the Compensation Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

          .  Base Salary. Each executive officer's base salary is adjusted each
             -----------
     year on the basis of (i) the Compensation Committee's evaluation of the officer's personal performance for the year and (ii) the competitive marketplace for persons in comparable positions. The Company's performance and profitability may also be a factor in determining the base salaries of executive officers.

          .  Annual Incentives. The DTM Corporation Management Incentive Plan
             -----------------
     (the "MIP") which was in effect for the 1999 Fiscal Year was established to provide opportunities to certain key management personnel to receive incentive compensation as a reward for levels of personal performance above the ordinary performance standards compensated by base salary. The MIP was designed to provide a competitive level of rewards if all relevant performance objectives were achieved. Participation in the

     MIP was limited to those key executives selected by the Compensation Committee that have the potential to influence significantly and positively the performance of the Company.

               Each participant was assigned for the 1999 Fiscal Year to an incentive category based on organizational level and potential impact on important Company results. The participant categories defined the target level of incentive opportunity, stated as a percentage of base salary, that would be available to the participant. Category assignments were approved by the Chief Executive Officer. The category assignment for the Chief Executive Officer was approved by the Compensation Committee. The annual incentive bonus for participants for the 1999 Fiscal Year was based on 10% to 35% of their base salary.

               The total target incentive pool for the Company was equal to the sum of the individual target bonuses for all MIP Participants. This total target incentive pool was then divided into separate generator pools -one generator pool for each performance measure (e.g. Net Income, Pre-tax Income, Earnings Per Share, Return on Equity, etc.). The weightings for each performance measure (which were determined by the Compensation Committee) determined the target dollar amount for each generator pool. The bonus became payable if the target performance funding level (100% of goal) was reached. The maximum bonus payable under the MIP was 200% of the bonus payable for performance above the target performance level.

  .  Long-Term Incentives. Generally, stock option grants are made annually by
     --------------------
     Compensation Committee to each of the Company's executive officers and other selected employees pursuant to the 1999 Incentive Plan. Each grant is designed to align the interests of the executive officer with those of the shareholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant under the Option Plans allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to ten years). Each option becomes exercisable in a series of installments generally over a 3-year period (generally 35% on each of the first and second anniversary dates of the grant and 30% on the third such anniversary date), contingent upon the officer's continued service with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company's service during the vesting period, and then only if the market price of the shares appreciates over the option term. The Compensation Committee may also award performance shares, restricted shares, Common Stock and/or other incentive awards in accordance with the provisions of the Option Plans.

               The size of the option grant to each executive officer, including the Chief Executive Officer, is set by the Compensation Committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, the individual's personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. The maximum number of shares in respect of which options and awards may be granted to any individual in any one year under the 1999 Incentive Plan is 100,000. The Compensation Committee also takes into account the total number of existing vested or unvested options held by the executive officer, as well as the exercise prices of such options, in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors may vary from individual to individual.

   CEO Compensation

   In setting the total compensation payable to the Company's Chief Executive Officer, John S. Murchison, III, for the 1999 Fiscal Year, the Compensation Committee sought to make that compensation competitive with the compensation paid to persons with similar positions in the industry and in the Company's geographic market, while at the same time assuring that a significant percentage of compensation was tied to Company performance and stock price appreciation.

          The Compensation Committee adjusted Mr. Murchison's base salary for the 1999 Fiscal Year in recognition of his personal performance and with the objective of maintaining his base salary at a competitive level when compared with the base salary levels in effect for similarly situated chief executive officers.

          The remaining components of Mr. Murchison's 1999 Fiscal Year compensation, however, were primarily dependent upon corporate performance. Mr. Murchison was eligible for a cash bonus under the MIP for the 1999 Fiscal Year conditioned on the Company's attainment of performance goals with additional consideration to be given to individual business plan objectives. A $109,480 bonus was paid to him for the 1999 Fiscal Year. The Compensation Committee awarded stock option grants totaling 85,000 shares (25,000 under the 1996 Stock Option Plan, 50,000 under the 1998 Stock Option Plan and 10,000 under the 1999 Stock Option Plan) to Mr. Murchison in the 1999 Fiscal Year in order to provide him with an equity incentive to continue contributing to the financial success of the Company. These options will have value for Mr. Murchison only if the market price of the underlying option shares appreciates over the market price in effect on the date the grant was made.

          Compliance with Internal Revenue Code Section 162(m)

          Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation which is not considered to be performance-based. Non-performance based compensation paid to the Company's executive officers for the 1999 Fiscal Year did not exceed the $1 million limit per officer. Compensation deemed paid by the Company in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory stock options granted under the 1999 Incentive Plan qualifies as performance-based compensation for purposes of Section 162(m) if such plan is administered by a committee comprised solely of "outside directors" as defined under Section 162(m). The 1999 Incentive Plan is currently administered by such a committee. However, because of the relationship between the Company and Proactive as a result of the Financial Advisory Services Agreement between Proactive and the Company dated February 16, 1999, the committee is not comprised solely of "outside directors" for purposes of Section 162(m). Accordingly, compensation deemed paid by the Company in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory stock options granted under the 1999 Incentive Plan will not qualify as performance-based compensation for purposes of the $1 million limitation per covered individual under Section 162(m).

          It is the opinion of the current Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company's performance and the interests of the Company's shareholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

          Submitted by the Compensation Committee of the Company's Board of
Directors:

                                         Lawrence Goldstein
                                         Anthony Mariotti
                                         James B. Skaggs

Stock Performance Graph

          The graph below depicts a comparison of cumulative total shareholder returns for the Company, the Standard & Poors SmallCap 600 Index and a peer group of companies in the same line of business as the Company, which peer group was selected by the Company in good faith and consists of 3D Systems Corporation (NASD: TDSC), Stratasys, Inc. (NASD: SSYS) and Helisys, Inc. (NASD: HELI).

          The graph covers the period from May 2, 1997, the commencement date of the Company's initial public offering, to December 31, 1999, and assumes that $100 was invested in the Company's Common Stock on May 2, 1997 and concurrently in each index, and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock.

          This information has been provided to the Company by Zack's Investment Research, Inc. The comparisons in the graph are required by regulations of the Securities Exchange Commission and are not intended to forecast or to be indicative of the possible future performance of the Common Stock.


                        [PERFORMANCE GRAPH APPEARS HERE]

DTM CORP ($)                   $100.00      $ 17.19      $ 12.50      $ 19.53
S & P Smallcap 600 ($)         $100.00      $131.36      $129.64      $145.73
PEER GROUP ONLY ($)            $100.00      $ 71.16      $ 57.58      $ 70.53


          Notwithstanding anything to the contrary set forth in any of the Company's previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by the Company under those statutes, neither the preceding Stock Performance Graph nor the Compensation Committee Report is to be incorporated by reference into any such prior filings, nor shall such graph or report be incorporated by reference into any future filings made by the Company under those statutes.

                              CERTAIN TRANSACTIONS

Shareholders' Agreement

          Under the Shareholders' Agreement among DTM, DTMAC and certain other shareholders as of March 1996, DTMAC has certain rights of participation in public offerings by the Company of Common Stock, sometimes referred to as "piggyback" registration rights. The rights continue for the benefit of the parties to that agreement who are not eligible to sell shares of Common Stock absent registration under the Securities Act of 1933, as amended (the "Securities Act"). However, if the underwriter of such an offering determines that not all shares tendered for a public offering can be sold, then the shares tendered by each shareholder will be reduced proportionately. Participating shareholders must enter into underwriting agreements, make certain representations and share in registration and filing fees. DTM is obligated to pay all other costs associated with a public offering and must indemnify shareholders for certain liabilities that could arise in the context of a registered public offering of Common Stock. Shareholders have a reciprocal obligation of indemnification for information supplied by them. Shareholders' registration rights terminate when two conditions are met: (a) there is a public market for the Common Stock; and (b) their Common Stock can be sold pursuant to Rule 144 under the Securities Act.

Indemnification and Liability of Officers and Directors

          The Company's directors and officers are granted certain protections or indemnities by virtue of the Articles of Incorporation and Bylaws of the Company. Under the Articles of Incorporation, directors cannot be held liable to shareholders for monetary damages except in the event of breach of the duty of loyalty, bad faith, intentional misconduct or knowing violations of law and certain other specified events. The Bylaws of the Company also contain provisions consistent with Texas law providing for indemnification of directors, officers, employees and agents acting on behalf of the Company.

Certain Arrangements with DTMAC and Proactive

          Payment of $909,000

          As of April 23, 1999, the Company had payables outstanding to DTMAC in the approximate amount of $909,000, the right to which DTMAC was assigned by Proactive in February 1999 contemporaneously with the transactions contemplated by the stock purchase agreement between BFGoodrich and Proactive. The Company and DTMAC agreed to, and the Company's Board of Directors approved, the terms under which this debt was repaid partially for cash and partially for shares of the Company's Common Stock. Under the terms of the debt repayment, DTMAC received demand and "piggyback" registration rights. These registration rights entitle DTMAC to require the Company to file a registration statement under the Securities Act at the Company's expense with respect to DTMAC's shares of Common Stock, as well as to participate in public offerings by the Company of Common Stock. The registration rights agreement executed in connection with the debt repayment terminated and replaced the registration rights that DTMAC had under the Shareholders' Agreement described above.

          On June 11, 1999, the Company repaid the shareholder liability of approximately $909,000 by making a payment of $454,274 in cash borrowed under a credit facility with Silicon Valley Bank and by issuing 352,167 additional shares of DTM common stock. After the transaction, Proactive owned approximately 50.3% of the outstanding capital stock of the Company

          Mr. Mariotti, one of the Company's directors, is the managing member of Proactive, which is the general partner of Pro-DTM, which is the general partner of DTMAC. Mr. Mariotti is also a limited partner in Pro-DTM and DTMAC. Mr. Goldstein, one of the Company's directors, is a limited partner in Pro-DTM and DTMAC. Mr. Skaggs, one of the Company's directors, is a limited partner in DTMAC.

          Financial Advisory Services Agreement

          Proactive currently renders financial advisory services to the Company for a fee. The initial agreement was entered into on February 16, 1999 with a term of six months. Fees totaling $72,000 were paid in six monthly installments through August 1999. The agreement was renewed for an additional six month period with fees totaling $72,000 to be paid in six monthly installments through February 2000. The agreement was renewed for an additional twelve months with fees totaling $114,000 to be paid in twelve monthly installments through March 2001. Fees paid by the Company to Proactive pursuant to these agreements amounted to $108,000 in 1999.

Certain Matters Affecting Corporate Governance

          Mr. Mariotti, one of the Company's directors, is the managing member of Proactive, which is the general partner of Pro-DTM, which is the general partner of DTMAC. In addition, Mr. Goldstein, one of the Company's directors, is a principal of Proactive. Although Messrs. Goldstein and Mariotti are subject to the duties and responsibilities of directors under Texas corporate law, Proactive may be able to have substantial influence over the Board of Directors and could influence the outcome of matters submitted to the Company's shareholders for their vote or consent due to the large percentage of shares of Common Stock held by DTMAC, an affiliate of Proactive.

     COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

          The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 which require them to file reports with respect to their ownership of the Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports which the Company received from such persons for their 1999 Fiscal Year transactions in the Common Stock and their Common Stock holdings, and (ii) the written representations received from one or more of such persons that all reporting requirements under
Section 16(a) for such fiscal year were met in a timely manner by its directors, executive officers and greater than ten percent beneficial owners.

                 DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

          Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company's 2001 Annual Meeting must be received no later than December 15, 2000, in order that they may be included in the proxy statement and form of proxy relating to that meeting. Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission and the procedure set forth in the Bylaws of the Company.

                         ANNUAL REPORT TO SHAREHOLDERS

          A copy of the Company's Annual Report to shareholders for the 1999 Fiscal Year has been mailed concurrently with this Proxy Statement to all shareholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

                          ANNUAL REPORT ON FORM 10-K

          The Company filed an Annual Report on Form 10-K with the Securities and Exchange Commission on March 31, 2000. Shareholders may obtain a copy of this report, without charge, upon written request to Geoffrey W. Kreiger, Secretary of the Company, at the Company's principal executive offices located at 1611 Headway Circle, Building Two, Austin, Texas 78754.

                                        BY ORDER OF THE BOARD OF DIRECTORS
                                        OF DTM CORPORATION
Dated: April 21, 2000

--------------------------------------------------------------------------------

                                DTM CORPORATION

                                     PROXY

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                DTM CORPORATION

     The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Shareholders to be held May 17, 2000 and the related Proxy Statement dated April 21, 2000 and appoints John S. Murchison, III and Geoffrey W. Kreiger, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of DTM Corporation, a Texas Corporation (the "Company"), which the undersigned is entitled to vote, either on his or her own behalf or on the behalf of any entity or entities, at the Annual Meeting of Shareholders of the Company to be held at the Company's corporate and manufacturing offices at 1611 Headway Circle, Building Two, Austin, Texas on May 17, 2000 at 1:00 p.m. Central Daylight Time (the "Annual Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth hereon.

                  (continued and to be signed on the reverse)

 ................................................................................
                             FOLD AND DETACH HERE

------------------------------------------------------------------------------------------------------------------------------------
The Board of Directors recommends a vote FOR each of the directors listed below and a vote FOR each of      Please mark    ---------
the listed proposals. This Proxy, when properly executed, will be voted as specified hereon. If no          your vote as       X
specification is made, this Proxy will be voted "FOR" the election of wach of specified the                  indicated in   --------
directors listed below and "FOR" each of the other proposals.                                               this example.


1. TO ELECT THE FOLLOWING FIVE (5) NOMINEES AS DIRECTORS to serve for a one-year term ending on the next annual meeting of shareholders or until his successor is duly elected and qualified:

      FOR all nominees           WITHHOLD           NOMINEES: LAWRENCE GOLDSTEIN; ANTHONY MARIOTT; JOHN S. MURCHISON, III; THOMAS
                                                    G. RICKS; AND JAMES B. SKAGGS
     listed to the right         AUTHORITY
      (except as marked)      to vote for all
       to the contrary     nominees listed to the   (INSTRUCTION: To withhold authority to vote for any individual nominee, write
                                  right             that nominee's name on the space provided below.)

            [_]                    [_]              --------------------------------------------------------------------------------

2. TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP   3. In accordance with the discretion of the proxy holders, to act upon all
   as independent auditors of the Company for the      matters incident to the conduct of the meeting and upon other matters
   2000 fiscal year.                                   as may properly come before the meeting.


            FOR        AGAINST       ABSTAIN
            [_]         [_]           [_]                            Please print the name(s) appearing on each share certificate(s)
                                                                     over which you have voting authority.

                                                                     ---------------------------------------------------------------
                                                                      (Print name(s) exactly as it (may appear(s) on certificates)

                                                                     Date:____________________________________________________, 2000

                                                                     Please sign your name:_________________________________________

                                                                     _______________________________________________________________
                                                                                        (Authorized Signature(s))

                                                                     IMPORTANT: Please sign as your name appears hereon. If shares are held jointly, all holders must sign. When signing as
                                                                     attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer, if a partnership, please sign in partnership name by authorized person.

------------------------------------------------------------------------------------------------------------------------------------
                                                     .  FOLD AND DETACH HERE .